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                                                                    EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of the 4th day of December, 2003, by and among HEICO Corporation, a Florida corporation (the "COMPANY"), and SMT Partners, a Texas partnership (along with its permitted assigns, the "SELLERS").

                                    RECITALS

         A. SMT Partners and Sierra Microwave Technology, LLC, a Delaware limited liability company (the "BUYER") and an indirect subsidiary of the Company, are parties to that certain Asset Purchase Agreement, dated the date hereof (the "ASSET PURCHASE AGREEMENT");

         B. Pursuant to the terms of the Asset Purchase Agreement, the Company has issued to the Sellers 242,522 shares of Class "A" common stock ("HEICO STOCK"), no par value, of the Company (the "REGISTRABLE SECURITIES"); and

         C. Pursuant to the terms of the Asset Purchase Agreement, the Company has agreed to grant the Sellers certain registration rights with respect to the Registrable Securities.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.      DEFINITIONS.

         For purposes of this Agreement, the following definitions shall apply:

         (a) "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in the United States.

         (b) The terms "REGISTER," and "REGISTRATION" refer to registration under the Securities Act of 1933, as amended (the "ACT"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or amendment thereto.

SECTION 2.      REGISTRATION RIGHTS.

         (a) The Company shall, as expeditiously as reasonably possible, use its commercially reasonable efforts to effect the registration under the Act of such Registrable Securities; provided however, that the holders of a majority in interest of the Registrable Securities may permit the Company to discontinue any registration at any time prior to the effective date of such registration. If any Seller proposes to distribute the Registrable Securities in an underwritten offering, then the Company shall have the right to select the lead book running underwriter, and such Seller shall have the right to select one co-managing underwriter reasonably acceptable to the Company; provided however that if more than one Seller proposes to distribute the Registrable Securities in an underwritten offering, then the Company shall have the right to select the lead book running underwriter, and such Sellers shall collectively have the right to select one co-managing underwriter reasonably acceptable to the Company.

         (b) The Company may suspend the effectiveness of any such registration statement in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC") as applied to the Company, and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the Sellers of any such suspension, and will use its commercially reasonable efforts to cause such suspension to terminate at the earliest possible date. The Sellers agree that following receipt of any such notice, and until such suspension is terminated, the Sellers will not make use of the suspended prospectus and will make no sales requiring delivery of such prospectus.

         (c) Whenever required under this Section to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                (i) Prepare and file with the SEC a registration statement (the "REGISTRATION STATEMENT") with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration to become effective as provided in Section 2(a) above, and keep such Registration Statement effective until the earlier of (i) the Registrable Securities have been disposed of pursuant to an effective registration statement, (ii) the Registrable Securities have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restriction and restrictive legends with respect thereto are removed upon the consummation of such sale or (iii) the Registrable Securities have been distributed to the public pursuant to Rule 144 promulgated under the Act (or any similar rule or regulation promulgated by the Commission) ("RULE 144").

                (ii) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                (iii) Furnish to the Sellers such number of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as the Sellers may reasonably require in order to facilitate the disposition of Registrable Securities owned by the Sellers.

                (iv) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such securities or "Blue Sky" laws of such jurisdictions in the United States as shall be reasonably requested by the Sellers and keep such registration or qualification effective as long as required to permit sale of Registrable Securities thereunder, provided that the Company shall not be required in connection therewith





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or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


                (v) Notify the Sellers immediately of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its commercially reasonable efforts to promptly update and/or correct such prospectus.

                (vi) List the Registrable Securities covered by such Registration Statement on any securities exchange or national market in the United States on which the Registrable Securities are then listed.

         (d) Notwithstanding anything to the contrary set forth herein, the Company shall have no obligations to register any Registrable Securities if the Sellers are eligible to sell any of the Registrable Shares during the one year after the date hereof.

SECTION 3.        ALLOCATION OF SECURITIES INCLUDED IN REGISTRATION STATEMENT.

         In the case of a registration pursuant to the second sentence of
Section 2(a), if the managing underwriter of such offering shall advise the Company and the Sellers in writing that the total amount of securities requested to be included therein exceeds the amount of securities which can be sold in such offering or the amount of securities which can be sold in such offering at the price at which securities could be sold without such inclusion, the Company shall include in such registration: (i) first, all Registrable Securities of the Sellers, (ii) second, all shares of Common Stock proposed to be sold by the Company and (iii) third, according to such priorities as the Company may agree with the holders of other securities seeking to participate in any registration.

SECTION 4.        LIMITATIONS ON SALE OR DISTRIBUTION OF SECURITIES.

         (a) If a registration under this Agreement shall be in connection with an underwritten public offering, the Sellers shall be deemed to have agreed by acquisition of the Registrable Securities not to effect any public sale or distribution (including the filing of a Form 144 indicating an intention to sell or making any sale pursuant to Rule 144 under the Act) of any Registrable Securities and not to effect any such public sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) within 30 days before the expected effective date of the Registration Statement (as determined by the Company in its sole discretion) until 180 days after the effective date of such Registration Statement.

         (b) Except pursuant to a firm commitment underwriting, the sale of the Registrable Securities must be conducted by the Sellers in accordance with the following procedures (the "SALE PROCEDURES"): If a Seller provides the Company with a written notice of its intent to sell




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

any Registrable Securities, then within three business days following the receipt of such notice, the Company shall designate in writing to such Seller a securities broker (the "BROKER") to sell the Registrable Securities, on behalf of such Seller. Each Seller agrees to only sell the Registrable Securities by placing a standing order to sell (the "SELL ORDER") with the Broker no more than 10,000 shares of the HEICO Stock. The Sell Order shall instruct the Broker to sell the HEICO Stock at the best available market prices, in the Broker's judgment, during the 14-day period following the date such Seller places the Sell Order (the "SALE PERIOD"). On the date on which all of the shares of HEICO Stock covered by the Sell Order have been sold by the Broker, such Seller may provide an additional Sell Order to the Broker in accordance with the provisions of this Section; provided, however, that the aggregate number of shares of HEICO Stock that may be sold by all of the Sellers pursuant to this paragraph shall not exceed 25,000 shares during any five trading day period.

SECTION 5.        INFORMATION.

         The Sellers will furnish to the Company in connection with any registration under this Agreement such information regarding themselves, the number of shares of Registrable Securities owned by each Seller and the number of shares to be registered, the number of shares or amount of other securities of the Company held by the Sellers, the intended method of disposition of such Registrable Securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of Registrable Securities.

SECTION 6.        INDEMNIFICATION

         (a) The Company shall indemnify, defend and hold harmless each Seller (each, an "INDEMNIFIED PARTY") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("LIABILITIES") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by such indemnified party specifically for use in the Registration Statement; provided further, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Seller under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Seller failed to do so and (ii) the prospectus would have corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such case to the extent that any Liability arises out of or is based upon



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an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, such Seller thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Seller.

         (b) The Sellers shall, jointly and severally, indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "INDEMNIFIED PARTY") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that the Sellers will be liable in any such case to the extent, and only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, prospectus or amendment or supplement thereto in reliance upon information furnished by the Sellers specifically for use in the Registration Statement.

         (c) Promptly after receipt by any indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "INDEMNIFYING PARTY") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any Liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded based upon a written opinion of counsel that there may be reasonable defenses available to it which are different from those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal




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defenses and otherwise to participate in the defense of such action, with
(subject to the following sentence) the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. If the Company is the indemnifying party it shall pay the reasonable expenses and fees of only one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate value of securities registered by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense, to be represented by counsel of its own selection.

SECTION 7.        REGISTRATION EXPENSES.

         In connection with any registration pursuant to this Agreement, the Company will, whether or not any registration pursuant to this Agreement shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses, other than Selling Expenses (as hereinafter defined), incident to the Company's performance of or compliance with this Agreement (the "REGISTRATION EXPENSES"), including without limitation all registration, filing and NASD fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and the Company's independent public accountants (other than any expenses related to a "cold comfort" letter) and other persons retained by the Company. "Selling Expenses" means all fees and expenses of the Sellers' counsel, financial advisors and accountants, fees and expenses related to a "cold "comfort" letter and underwriting discounts and commissions applicable to the Registrable Securities to be sold by the Sellers, shall be paid by the Sellers. In connection with any registration pursuant to this Agreement, the Sellers will, whether or not any registration pursuant to this Agreement shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all Selling Expenses.


SECTION 8.        MISCELLANEOUS.

         (a)    Notices.

                (i) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon actual receipt, or upon the expiration of four days after the date of mailing, fully pre-paid, registered or return receipt requested, to the parties at the following addresses:

                If to the Company:            HEICO Corporation
                                              825 Brickell Bay Drive, Suite 1644
                                              Miami, Florida 33131
                                              Attention: Mr. Victor Mendelson
                                                         General Counsel
                                              Telecopy No. (305) 374-6742



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                                              With a copy to:


                                              Akerman Senterfitt
                                              One Southeast Third Avenue
                                              28th Floor
                                              Miami, Florida 33131-1714
                                              Attention:  Carl Roston
                                              Telecopy No. (305) 374-5095


                  If to the Sellers:          c/o SMT Partners
                                              One Sierra Way
                                              Georgetown, TX 78626
                                              Telecopy No. (512) 869-2430]

                                              Attn: Troy J. Rodriguez


                                              With a copy to:

                                              Winston Krause, Esq.
                                              P.O. Box 5399
                                              Austin, TX 78763
                                              Telecopy No. (512) 477-6808


                (ii) Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         (b) Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement:
"HEREIN", "HEREBY", "HEREUNDER", "HEREWITH", "HEREAFTER" and "HEREINAFTER" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "INCLUDING" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         (c) Governing Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (excluding any conflict of law rule




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or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the Circuit Court of the State of Florida, Miami-Dade County, in any action or proceeding arising out of or relating to this Agreement, and each party hereby irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the Federal courts shall be brought in the Federal District Court for the Southern District of Florida. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         (d) Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no party may assign this Agreement or any rights hereunder, in whole or in part, without the consent of the other parties, except that the Sellers may assign their rights herein to partners thereof who are signatories to the Asset Purchase Agreement to whom the Registrable Securities are distributed if such partners agree in writing (in a manner reasonably acceptable to HEICO) to be bound by and subject to the terms hereof as if they were original Sellers parties to this Agreement.

         (e) Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         (f) Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.



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         (g)    Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         (h) Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the parties as each party incurs such expenses.

         (i) Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         (j) Attorneys' Fees. In the event of any litigation arising under the terms of this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys fees and court costs from the other party or parties.


                        [Signatures on following page.]


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         IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                    HEICO CORPORATION



                                    By: /s/ Victor Mendelson
                                        ---------------------------------------
                                        Name:  Victor Mendelson
                                        Title: Executive Vice President
                                               and General Counsel

                                    SMT PARTNERS



                                    By: /s/ Troy J. Rodriguez
                                       -----------------------------------------
                                       Name:   Troy J. Rodriguez
                                       Title:  Managing Partner